SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 21, 2004

Prime Medical Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22392	74-2652727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Capital of Texas Highway

Suite 200B

Austin, Texas 78746

(Address and Zip Code of Principal Executive Offices)

(512) 328-2892

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release dated July 21, 2004.

Item 12. Results of Operations and Financial Condition

On July 21, 2004, Prime Medical Services, Inc. issued a press release entitled “Prime Medical Announces Second Quarter Results With Net Income Up 52% On Strong Revenue Growth.” The text of the press release, which is attached as Exhibit 99.1, is incorporated by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MEDICAL SERVICES, INC.

Date: July 21, 2004	By:	/s/ John Q. Barnidge

John Q. Barnidge, Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated July 21, 2004.

*Filed herewith.